As filed with the Securities and Exchange Commission on October 2, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVOLVING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1010843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9800 Pyramid Court, Suite 400

Englewood, Colorado 80112

(303) 802-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Evolving Systems, Inc. 2016 Stock Incentive Plan, As Amended

(Full title of the plan)

Mark P. Szynkowski

Senior Vice President Finance

Evolving Systems, Inc.

9800 Pyramid Court, Suite 400

Englewood, Colorado 80112

(303) 802-1000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Charles D. Maguire, Esq.

Bryan Cave Leighton Paisner LLP

1700 Lincoln Street, Suite 4100

Denver, CO 80203

(303) 861-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	200,000 shares	$2.30	$460,000	$55.75

(1)         This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on September 26, 2018.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E on Form S-8 to register an additional 200,000 shares of Common Stock that may be issued to participants under the Evolving Systems, Inc. 2016 Stock Incentive Plan, as amended.  The contents of the earlier Registration Statements on Form S-8, Registration Nos. 333-222091 and 333-212538, are hereby incorporated by reference into this Form S-8.  All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by Evolving Systems, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)                                 The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2018;

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on April 4 (excluding portions furnished under Items 2.02 and 7.01), June 14, and July 18, 2018;

(d)                                 The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2018 for the Annual Meeting of Stockholders held on June 13, 2018; and

(e)                                  The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.         Exhibits.

The following exhibits are submitted herewith:

Exhibit No.	Description
4.1

Evolving Systems, Inc. 2016 Stock Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2018 and incorporated herein by reference).

5.1	Opinion of Bryan Cave Leighton Paisner LLP.
23.1	Consent of Friedman LLP.
23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 2nd day of October, 2018.

EVOLVING SYSTEMS, INC.

By:	/s/ MARK P. SZYNKOWSKI
Mark P. Szynkowski
Sr. Vice President Finance

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POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Matthew Stecker and Mark P. Szynkowski, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW STECKER	President and Chief Executive Officer (Principal Executive Officer) & Chairman of the Board	October 2, 2018
Matthew Stecker

/s/ MARK P. SZYNKOWSKI	Senior Vice President Finance (Principal Financial and Accounting Officer)	October 2, 2018
Mark P. Szynkowski

/s/ DAVID J. NICOL	Director	October 2, 2018
David J. Nicol

/s/ DAVID S. OROS	Director	October 2, 2018
David S. Oros

/s/ RICHARD R. RAMLALL	Director	October 2, 2018
Richard R. Ramlall

/s/ JULIAN D. SINGER	Director	October 2, 2018
Julian D. Singer

Director
Thomas Thekkethala

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